                      RECKSON OPERATING PARTNERSHIP, L. P.
                                  EXHIBIT 32.1
            CERTIFICATION OF SCOTT H. RECHLER, CHAIRMAN OF THE BOARD,
   CHIEF EXECUTIVE OFFICER AND PRESIDENT OF RECKSON ASSOCIATES REALTY CORP.,
                  THE SOLE GENERAL PARTNER OF THE REGISTRANT,
                   PURSUANT TO SECTION 1350 OF CHAPTER 63 OF
                       TITLE 18 OF THE UNITED STATES CODE


I, Scott H. Rechler, Chairman of the Board, Chief Executive Officer and President of Reckson Associates Realty Corp., the sole general partner of Reckson Operating Partnership, L. P. (the "Company"), certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1) The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 17, 2006
                                      By /s/ Scott H. Rechler
                                         ---------------------------------------
                                         Scott H. Rechler
                                         Chairman of the Board,
                                         Chief Executive Officer and President
                                         of Reckson Associates Realty Corp., the
                                         sole general partner of the Registrant

A signed original of this written statement required by section 906 has been provided to Reckson Operating Partnership, L. P. and will be furnished to the Securities and Exchange Commission or its staff upon request.